Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Total revenue of $2.5B increased 63% versus 2021, resulting in $136M of positive cash flow from operations and $25M of free cash flow for the full year

Full year box office results outpaced industry recovery by approximately 500 basis points versus 2019

Plano, TX, February 24, 2023 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and twelve months ended December 31, 2022.

Cinemark Holdings, Inc.’s total revenue for the three months ended December 31, 2022 decreased 10% to $599.7 million compared with $666.7 million for the three months ended December 31, 2021. For the three months ended December 31, 2022, admissions revenue was $304.6 million and concession revenue was $225.7 million, driven by attendance of 39.2 million patrons. Average ticket price was $7.77 and concession revenue per patron was $5.76.

Net loss attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2022 was $(99.3) million compared with net income of $5.7 million for the three months ended December 31, 2021. Diluted loss per share for the three months ended December 31, 2022 was $(0.82) compared with diluted earnings per share of $0.05 for the three months ended December 31, 2021.

Adjusted EBITDA for the three months ended December 31, 2022 was $73.5 million compared with $139.4 million for the three months ended December 31, 2021. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

“This past year represented another positive step forward for the theatrical exhibition industry’s recovery from the pandemic,” stated Sean Gamble, Cinemark’s President & CEO. “Sustained consumer enthusiasm to view movies and events in an immersive, larger-than-life, theatrical setting was validated time and again throughout 2022 across all genres, audience segments, and periods of the year.”

“For Cinemark, 2022 marked a series of important results and milestones that exemplified our improved financial stability and outsized recovery relative to our industry and peers. Of particular significance, we ended the year with a sizable increase in worldwide revenue and Adjusted EBITDA, generating $25M of positive free cash flow.”

“We remain highly optimistic about the many opportunities that lie ahead for our company, and as our industry continues to recover, Cinemark is poised to excel on account of our advantaged financial position, industry-leading operating capabilities, and sensational team.”

Cinemark Holdings, Inc.’s total revenue for the twelve months ended December 31, 2022 increased 62.5% to $2,454.7 million compared with $1,510.5 million for the twelve months ended December 31, 2021. For the twelve months ended December 31, 2022, admissions revenue was $1,246.9 million and concession revenue was $938.3 million, driven by attendance of 172.7 million patrons. Average ticket price was $7.22 and concession revenue per patron was $5.43.

Net loss attributable to Cinemark Holdings, Inc. for the twelve months ended December 31, 2022 was $(271.2) million compared with a net loss of $(422.8) million for the twelve months ended December 31, 2021. Diluted loss per share for the twelve months ended December 31, 2022 was $(2.26) compared with diluted loss per share of $(3.55) for the twelve months ended December 31, 2021.

Adjusted EBITDA for the twelve months ended December 31, 2022 was $336.5 million compared with $80.0 million for the twelve months ended December 31, 2021. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

As of December 31, 2022, the Company’s aggregate screen count was 5,847, and the Company had commitments to open one new theatre and 4 screens during the remainder of 2023 and 6 new theatres and 51 screens subsequent to 2023.

Webcast – Today at 8:30 AM ET

Live Webcast/Replay: Available live at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of December 31, 2022 operated 518 theatres with 5,847 screens in 42 states domestically and 15 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Financial Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

•
future revenues, expenses and profitability;
•
currency exchange rate and inflationary impacts;
•
the future development and expected growth of our business;
•
projected capital expenditures;
•
access to capital resources;
•
attendance at movies generally or in any of the markets in which we operate;
•
the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
•
national and international growth in our industry;
•
competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
•
determinations in lawsuits in which we are a party; and
•
the impact of the COVID-19 pandemic on us and the motion picture exhibition industry.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in Cinemark Holdings, Inc.'s Annual Report on Form 10-K filed February 24, 2023. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Statement of income (loss) data:
Revenue
Admissions	$304.6	$344.9	$1,246.9	$780.0
Concession	225.7	248.2	938.3	561.7
Other	69.4	73.6	269.5	168.8
Total Revenue	599.7	666.7	2,454.7	1,510.5
Cost of operations
Film rentals and advertising	173.3	198.2	704.4	415.0
Concession supplies	40.5	43.7	169.3	97.9
Salaries and wages	95.7	83.7	372.7	232.9
Facility lease expense	77.1	79.2	308.3	280.0
Utilities and other	103.4	90.8	407.2	282.9
General and administrative expenses	43.6	49.3	177.6	161.1
Depreciation and amortization	57.2	63.1	238.2	265.4
Impairment of long-lived assets	66.6	13.3	174.1	20.8
Restructuring costs	(0.3)	0.3	(0.5)	(1.0)
(Gain) loss on disposal of assets and other	(0.4)	0.2	(6.8)	8.0
Total cost of operations	656.7	621.8	2,544.5	1,763.0
Operating income (loss)	(57.0)	44.9	(89.8)	(252.5)
Interest expense	(40.7)	(38.1)	(155.3)	(149.7)
Interest income	9.3	1.1	20.4	6.4
Loss on extinguishment of debt	—	—	—	(6.5)
Foreign currency exchange loss	(6.2)	(0.4)	(11.5)	(1.3)
Distributions from NCM	—	—	—	0.1
Cash distributions from DCIP	—	6.6	3.7	13.1
Interest expense - NCM	(5.7)	(5.9)	(23.2)	(23.6)
Equity in loss of affiliates	(1.8)	(3.0)	(9.3)	(25.0)
Total other expense	(45.1)	(39.7)	(175.2)	(186.5)
Income (loss) before income taxes	(102.1)	5.2	(265.0)	(439.0)
Income tax (benefit) expense	(3.3)	(1.2)	3.0	(16.8)
Net income (loss)	(98.8)	$6.4	$(268.0)	$(422.2)
Less: Net income attributable to noncontrolling interests	0.5	0.7	3.2	0.6
Net income (loss) attributable to Cinemark Holdings, Inc.	(99.3)	$5.7	$(271.2)	$(422.8)
Earnings (loss) per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$(0.82)	$0.05	$(2.26)	$(3.55)
Diluted	$(0.82)	$0.05	$(2.26)	$(3.55)
Diluted weighted average shares outstanding	118.5	117.6	118.2	117.3

Other Operating Data

(unaudited, in millions)

	As of December 31,
	2022	2021
Balance sheet data:
Cash and cash equivalents	$674.5	$707.3
Theatre properties and equipment, net	$1,232.1	$1,382.9
Total assets	$4,817.7	$5,230.6
Long-term debt, net of unamortized debt issuance costs	$2,484.7	$2,500.6
Equity	$119.5	$334.5

	Year Ended December 31,
	2022	2021
Cash flows provided by (used for):
Operating activities (1)	$136.0	$166.2
Investing activities	$(96.3)	$(89.3)
Financing activities	$(52.2)	$(19.9)

(1)
We define free cash flow as cash flow provided by operating activities less capital expenditures. A reconciliation of cash flow provided by operating activities to free cash flow is provided below:

	Year Ended December 31,
	2022	2021
Reconciliation of free cash flow:
Cash flows provided by operating activities	$136.0	$166.2
Less: Capital expenditures	(110.7)	(95.5)
Free cash flow	$25.3	$70.7

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Constant Currency ¹	Three Months Ended December 31,
	2022	2021	2022	2021	2022	2022	2021
Revenue and Attendance
Admissions revenue	$251.1	$287.3	$53.5	$57.6	$59.3	$304.6	$344.9
Concession revenue	186.5	207.8	39.2	40.4	44.0	225.7	248.2
Other revenue	48.1	56.6	21.3	17.0	23.4	69.4	73.6
Total revenue	$485.7	$551.7	$114.0	$115.0	$126.7	$599.7	$666.7
Attendance	25.1	31.2	14.1	16.9		39.2	48.1
Average ticket price	$10.00	$9.21	$3.79	$3.41	$4.21	$7.77	$7.17
Concession revenue per patron	$7.43	$6.66	$2.78	$2.39	$3.12	$5.76	$5.16

Cost of Operations
Film rentals and advertising	$145.4	$168.5	$27.9	$29.7	$31.1	$173.3	$198.2
Concession supplies	31.6	34.9	8.9	8.8	10.0	40.5	43.7
Salaries and wages	81.3	71.8	14.4	11.9	16.5	95.7	83.7
Facility lease expense	62.5	64.5	14.6	14.7	16.0	77.1	79.2
Utilities and other	78.9	71.1	24.5	19.7	27.2	103.4	90.8

`	U.S. Operating Segment		International Operating Segment			Consolidated
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Constant Currency ¹	Twelve Months Ended December 31,
	2022	2021	2022	2021	2022	2022	2021
Revenue and Attendance
Admissions revenue	$1,010.2	$671.7	$236.7	$108.3	$258.8	$1,246.9	$780.0
Concession revenue	763.0	482.8	175.3	78.9	193.7	938.3	561.7
Other revenue	197.0	139.1	72.5	29.7	78.7	269.5	168.8
Total revenue	$1,970.2	$1,293.6	$484.5	$216.9	$531.2	$2,454.7	$1,510.5
Attendance	109.3	73.0	63.4	32.6		172.7	105.6
Average ticket price	$9.24	$9.20	$3.73	$3.32	$4.08	$7.22	$7.39
Concession revenue per patron	$6.98	$6.61	$2.76	$2.42	$3.06	$5.43	$5.32

Cost of Operations
Film rentals and advertising	$584.4	$360.0	$120.0	$55.0	$131.7	$704.4	$415.0
Concession supplies	130.5	79.5	38.8	18.4	42.9	169.3	97.9
Salaries and wages	314.7	198.2	58.0	34.7	64.0	372.7	232.9
Facility lease expense	250.1	242.2	58.2	37.8	62.8	308.3	280.0
Utilities and other	313.7	232.1	93.5	50.8	101.2	407.2	282.9

(1)
Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2021. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Adjusted EBITDA (1)
U.S.	$59.5	$115.9	$255.7	$84.2
International	14.0	23.5	80.8	(4.2)
Total Adjusted EBITDA	$73.5	$139.4	$336.5	$80.0

Capital expenditures
U.S.	$36.5	$30.8	$87.2	$78.3
International	8.9	7.5	23.5	17.2
Total capital expenditures	$45.4	$38.3	$110.7	$95.5
(1)
Adjusted EBITDA represents net income (loss) before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income (loss) to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$(98.8)	$6.4	$(268.0)	$(422.2)
Add (deduct):
Income taxes	(3.3)	(1.2)	3.0	(16.8)
Interest expense (1)	40.7	38.1	155.3	149.7
Loss on extinguishment of debt	—	—	—	6.5
Other expense, net (2)	4.4	8.2	23.6	43.5
Cash distributions from other equity investees (3)	5.4	—	6.9	0.2
Depreciation and amortization	57.2	63.1	238.2	265.4
Impairment of long-lived assets	66.6	13.3	174.1	20.8
(Gain) loss on disposal of assets and other	(0.4)	0.2	(6.8)	8.0
Restructuring charges	(0.3)	0.3	(0.5)	(1.0)
Non-cash rent	(3.3)	(1.7)	(10.8)	(3.4)
Share based awards compensation expense (4)	5.3	12.7	21.5	29.3
Adjusted EBITDA	$73.5	139.4	$336.5	$80.0

(1)
Includes amortization of debt issuance costs and amortization of accumulated losses for amended swap agreements.
(2)
Includes interest income, foreign currency exchange gain (loss), equity in loss of affiliates and interest expense - NCM and excludes distributions from NCM and DCIP.
(3)
Includes cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.
(4)
Non-cash expense included in general and administrative expenses.